EXHIBIT 99.1



TULIP  DEVELOPMENT  LABORATORY,  INC.
 AND  AFFILIATE

COMBINED  FINANCIAL  STATEMENTS

DECEMBER  31,  2004

                                TULIP DEVELOPMENT LABORATORY, INC. AND AFFILIATE

                                          INDEX TO COMBINED FINANCIAL STATEMENTS
                                          --------------------------------------
REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM                  3

COMBINED  FINANCIAL  STATEMENTS:

   Balance  Sheet  as  of  December  31,  2004  and  2003                      4
   Statement of Operations for the Years Ended December 31, 2004 and 2003 5 Statement of Stockholders' Equity for the Years Ended December 31, 2004
   and 2003                                                                    6
   Statement  of Cash Flows for the Years Ended December 31, 2004 and 2003     7
   Notes  to  Combined  Financial  Statements                               8-11

REPORT  OF  INDEPENDENT  REGISTERED  PUBLIC  ACCOUNTING  FIRM




To  the  Board  of  Directors
Tulip  Development  Laboratory,  Inc.



We have audited the accompanying combined balance sheets of Tulip Development Laboratory, Inc. and Affiliate (the "Company") as of December 31, 2004 and 2003, and the related combined statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tulip Development Laboratory, Inc. and Affiliate as of December 31, 2004 and 2003 and the results of their operations and their cash flows for the years then ended in conformity with United States generally accepted accounting principles.



GOLDSTEIN  GOLUB  KESSLER  LLP
NEW  YORK,  NEW  YORK

February  24,  2005,  except  for  Note 8 ,as to which the date is April 4, 2005


                            TULIP DEVELOPMENT LABORATORY, INC. AND AFFILIATE
                                                      COMBINED BALANCE SHEET
                                                      ----------------------

DECEMBER 31, . . . . . . . . . . . . . . . .        2004        2003
                                              -----------  ---------

ASSETS

Current Assets:
  Cash and cash equivalents. . . . . . . . .  $  609,000  $  794,000
  Investments in marketable securities . . .      10,000     189,000
  Accounts receivable. . . . . . . . . . . .     888,000     966,000
  Inventories. . . . . . . . . . . . . . . .     713,000     555,000
  Other current assets . . . . . . . . . . .      42,000      21,000
                                             -----------  -----------
  TOTAL CURRENT ASSETS . . . . . . . . . . .   2,262,000   2,525,000

Property and Equipment, net. . . . . . . . .     187,000     256,000
                                             -----------  -----------
  TOTAL ASSETS . . . . . . . . . . . . . . .  $2,449,000  $2,781,000

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
  Accounts payable . . . . . . . . . . . . .  $  106,000  $   60,000
  Accrued expenses . . . . . . . . . . . . .      47,000           -
  Customer advances. . . . . . . . . . . . .     131,000           -
                                             -----------  -----------
  TOTAL CURRENT LIABILITIES. . . . . . . . .     284,000      60,000

Stockholders' Equity:
  Common stock . . . . . . . . . . . . . . .      20,000      20,000
  Additional paid-in capital . . . . . . . .      28,000      28,000
  Accumulated other comprehensive income . .           -      11,000
  Retained earnings. . . . . . . . . . . . .   2,117,000   2,662,000
                                             -----------  -----------
  STOCKHOLDERS' EQUITY . . . . . . . . . . .   2,165,000   2,721,000
                                             ----------   ----------
  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY  $2,449,000  $2,781,000

                                      See Notes to Combined Financial Statements

                                TULIP DEVELOPMENT LABORATORY, INC. AND AFFILIATE
                                                COMBINED STATEMENT OF OPERATIONS
                                                --------------------------------

YEAR ENDED DECEMBER 31, . . . . . . . . . . . .        2004         2003
                                                  ---------     ---------

Net sales . . . . . . . . . . . . . . . . . . .  $4,816,000   $4,869,000
Cost of sales . . . . . . . . . . . . . . . . .   2,407,000    2,345,000
                                                  ----------  -----------
Gross profit. . . . . . . . . . . . . . . . . .   2,409,000    2,524,000

Selling, general and administrative expenses. .   1,542,000    1,140,000

Investment and other income, net. . . . . . . .      (9,000)     (10,000)
                                                  ----------  -----------
Net income. . . . . . . . . . . . . . . . . . .     876,000    1,394,000
                                                 ----------   -----------

Other comprehensive income:

Unrealized (loss) gain on marketable securities     (11,000)       1,000

Comprehensive income. . . . . . . . . . . . . .  $  865,000   $1,395,000
                                                  =========   ===========



Net income per common share:

    Basic and diluted . . . . . . . . . . . . .  $    43.80   $    69.70
                                                 =========================

                                     See Notes to Combined Financial Statements


TULIP DEVELOPMENT LABORATORY, INC. AND AFFILIATE
COMBINED  STATEMENT  OF  STOCKHOLDERS'  EQUITY

YEAR  ENDED  DECEMBER  31,  2004  AND  2003
-------------------------------------------

                              COMMON STOCK
                             $1.00 PAR VALUE
                              20,000 SHARES. . . . . . .                            ACCUMULATED
                               AUTHORIZED . . . . . . . .ADDITIONAL                    OTHER
                              SHARES ISSUED. . . . . . .  PAID-IN       RETAINED   COMPREHENSIVE
                             AND OUTSTANDING .  AMOUNT    CAPITAL       EARNINGS   INCOME (LOSS)      TOTAL
                            ---------------   --------  ----------  -----------   -------------   ---------
Balance at January 1, 2003 .        20,000  $  20,000  $   28,000  $   2,481,000   $ 10,000     $ 2,539,000

Other comprehensive income .             -          -         -              -        1,000           1,000

Distribution to stockholders             -          -         -       (1,213,000)         -      (1,213,000)

Net income . . . . . . . . .             -          -         -        1,394,000          -       1,394,000
                                   --------  ---------  ---------  ------------  -----------  -------------
Balance at December 31, 2003        20,000     20,000      28,000      2,662,000     11,000       2,721,000

Other comprehensive loss . .             -          -         -            -        (11,000)        (11,000)

Distribution to stockholders             -          -         -       (1,421,000)         -      (1,421,000)

Net income . . . . . . . . .             -          -                    876,000          -         876,000
                                    -------  ---------  ---------   ------------   ----------- -------------
Balance at December 31, 2004        20,000  $  20,000  $   28,000  $   2,117,000   $      -     $ 2,165,000
                                    ========================================================================

                                     See Notes to Combined Financial Statements


                                             TULIP DEVELOPMENT LABORATORY, INC. AND AFFILIATE
                                                             COMBINED STATEMENT OF CASH FLOWS
                                                             --------------------------------

YEAR ENDED DECEMBER 31, . . . . . . . . . . . . . . . . . . . . .         2004          2003
                                                                   -----------   ------------

Cash flows from operating activities:
  Net income. . . . . . . . . . . . . . . . . . . . . . . . . . .  $   876,000   $ 1,394,000
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization . . . . . . . . . . . . . . . .       52,000        54,000
    Loss on sale of property and equipment. . . . . . . . . . . .        1,000             -
    Gain on sale of marketable securities . . . . . . . . . . . .       (4,000)            -
    Changes in operating assets and liabilities:
      Decrease in accounts receivable . . . . . . . . . . . . . .       78,000       176,000
      (Increase) decrease in inventories. . . . . . . . . . . . .     (158,000)       82,000
      Decrease (increase) in other current assets . . . . . . . .       10,000       (16,000)
      Increase (decrease) in accounts payable . . . . . . . . . .       46,000       (76,000)
      Increase in accrued expenses. . . . . . . . . . . . . . . .       47,000             -
      Increase in customer advances . . . . . . . . . . . . . . .      131,000             -
                                                                -------------  --------------
  NET CASH PROVIDED BY OPERATING ACTIVITIES . . . . . . . . . . .    1,079,000     1,614,000

Cash flows from investing activities:
    Proceeds from sale of marketable securities . . . . . . . . .      176,000             -
    Purchase of marketable securities . . . . . . . . . . . . . .       (4,000)       (7,000)
    Purchase of property and equipment. . . . . . . . . . . . . .      (15,000)      (92,000)
                                                                   -----------   ------------
  NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES . . . . . .      157,000       (99,000)

Cash flows from financing activity - Distribution to stockholders   (1,421,000)   (1,213,000)
                                                                   -----------  -------------
  NET CASH USED IN FINANCING ACTIVITY . . . . . . . . . . . . . .   (1,421,000)   (1,213,000)

Net (decrease) increase in cash and cash equivalents. . . . . . .     (185,000)      302,000

Cash and cash equivalents at beginning of year. . . . . . . . . .      794,000       492,000
                                                                    ----------   ------------
Cash and cash equivalents at end of year. . . . . . . . . . . . .  $   609,000   $   794,000
                                                                   ==========     ===========


SCHEDULE  OF  NON-CASH  INVESTING  AND  FINANCING  ACTIVITY:

     Sale  of  property  and  equipment  for  loan  receivable     $    32,000       -

                                     See Notes to Combined Financial Statements


                                TULIP DEVELOPMENT LABORATORY, INC. AND AFFILIATE

                                          NOTES TO COMBINED FINANCIAL STATEMENTS
                                          --------------------------------------

  1.  SUMMARY  OF  SIGNIFICANT  ACCOUNTING  POLICIES  AND  PRINCIPAL  BUSINESS
ACTIVITIES:

     The combined financial statements include the accounts of Tulip Development Laboratory, Inc. ("Tulip") and TDL Manufacturing, Inc. ("TDLM") (collectively, the "Company") which are related through common ownership. All significant intercompany accounts and transactions have been eliminated in combination.

     Tulip designs, engineers and integrates flat panel display products, integrated keyboards, and illuminated data entry devices for the military and commercial aviation industry and the vetronic industry. TDLM provides full service manufacturing for Tulip products.

     The preparation of the combined financial statements in conformity with generally accepted accounting principles requires the use of estimates by management. Actual results could differ from those estimates.

     The Company considers cash equivalents to be highly liquid, short-term investments with original maturities of three months or less. Cash equivalents consist of short-term money market investments.

     The Company maintains cash in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk.

     Exposure to credit risk on accounts receivable is controlled through credit approval, limits and monetary procedures. The Company's customers are primarily large, well established, diversified companies with good credit ratings. Therefore, since the Company has not experienced any significant losses over the years, it has deemed that an allowance is not necessary at this time.

     Inventories are stated at the lower of cost (specific-identification) or market.

     Property and equipment is recorded at cost. Depreciation and amortization of the respective assets are computed using the straight-line method over their estimated useful lives ranging from 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the expected term of the lease or estimated useful life of the improvement, whichever is less.

     The Company's investment in available-for-sale securities is stated at fair value, based on quoted market prices, with the unrealized gains and losses, net of tax reported in other comprehensive income. Realized gains and losses and declines in value judged to be other-than-temporary on available-for-sale securities are included in investment income. The cost of securities sold is based on the specific-identification method. Interest and dividends on such securities are included in investment and other income.

     Substantially all of the Company's revenue is recognized from the sale of tangible products. The Company records sales upon delivery of the units under its manufacturing contracts.

     For income tax purposes, the Company has elected to be treated as a small business corporation (S Corporation) under the applicable sections of the Internal Revenue Code and the laws of the Commonwealth of Pennsylvania.
     Accordingly, there is no provision for federal or state income taxes as such earnings will flow through directly to the stockholders.

     The Company's freight and delivery costs were approximately $13,000 and $22,000 for the years ended December 31, 2004 and 2003, respectively. These costs are included in selling, general and administrative expenses.

     Research and development costs are expensed when incurred. The Company expensed approximately $3,000 and $10,000 for research and development during the years ended December 31, 2004 and 2003, respectively. Such expenses are included in selling, general and administrative expenses.

     Other comprehensive income consists of unrealized losses and gains on marketable securities and reclassification adjustments for gains included in net income, net of related tax effect.

     Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company's combined financial statements.


  2.  INVENTORIES:

     Inventories  consist  of  the  following:

December  31,                        2004              2003
                               ----------         -----------
Finished  goods               $     88,000                 -
Work-in-process                    492,000       $   497,000
Raw  materials                     133,000            58,000
                              -----------       -------------
                               $   713,000       $   555,000

  3.  PROPERTY  AND  EQUIPMENT:

 Property  and  equipment,  at  cost,  consists  of  the  following:


December  31,                         2004                2003
                               ----------        --------------
Leasehold  improvement          $  103,000           $  103,000
Machinery  and  equipment          249,000              244,000
Furniture  and  fixtures           266,000              257,000
Automobiles                           -                  79,000
                                ----------           ----------
                                   618,000              683,000
Less  accumulated  depreciation
 and  amortization                 431,000              427,000
                                ---------           -----------
                                $  187,000           $  256,000

 4.  FINANCING  ARRANGEMENT:

     TDLM and Tulip each had an available line of credit agreement with a bank for $300,000 which expired in February 2005. Borrowings under the agreement were based on a percentage of eligible receivables and inventories, as defined, and bear interest at the bank's prime rate (5.25% and 4.00% at December 31, 2004 and 2003, respectively) plus 1/2%. The line of credit was secured by substantially all of the assets of the Company. No borrowings were made under the line of credit agreements during each of the years ending December 31, 2004 and 2003.

   5.  PENSION  PLANS:

     The Company has a defined contribution plan covering substantially all of its employees. Contributions are 0 to 15% of a covered employee's salary determined by the Company's management. The Company contributed approximately $129,000 and $116,000 to the plan during the years ended December 31, 2004 and 2003, respectively.

 6.  RELATED  PARTY
        TRANSACTIONS:

     The Company rents its facility on a month-to-month basis from a limited partnership, which is controlled by certain stockholders of the Company. Rent expense charged to operations was approximately $103,000 for each of the years ended December 31, 2004 and 2003.

     Included in other current assets at December 31, 2004, is a $32,000 receivable due from a stockholder relating to the purchase of the Company owned automobiles. This receivable was subsequently paid in full during the first quarter of 2005.

   7.  SIGNIFICANT  CUSTOMERS  AND  CONCENTRATION  OF  CREDIT  RISK:

     One significant customer accounted for approximately 39% of the Company's combined net sales for the year ended December 31, 2004. Significant customers of the Company accounted for 67% (22%, 22%, 13% and 10%) of the Company's combined net sales for the year ended December 31, 2003.

     Certain significant customers of the Company sell the Company's products to the U.S. government. Accordingly, a substantial portion of the net sales is subject to audit by agencies of the U.S. government. In the opinion of management, adjustments to such net sales, if any, will not have a material effect on the Company's combined financial position or results of operations.

 8.  SUBSEQUENT  EVENT:

     On April 4, 2005, the Company sold all of its issued and outstanding capital stock to Orbit International Corp. ("Orbit"). The total transaction value was approximately $8.5 million consisting of $5.0 million in cash funded by a term loan, a $2.0 million promissory note to the stockholders of the Company and approximately 165,000 shares of Orbit stock valued at approximately $1.5 million. Orbit plans to keep the Company's operations in Quakertown, Pennsylvania and the Company has become part of Orbit's Electronics Segment.

 9.  INCOME  PER  COMMON  SHARE:

     The denominator for basic and diluted income per share is the 20,000 issued and outstanding common shares of the Company at December 31, 2004 and 2003. The numerator for basic and diluted income per share is the net income for the years ended December 31, 2004 and 2003.

     Basic earnings per share is computed by dividing net income by the weighted-average number of shares of common stock outstanding for the period. Diluted earnings per share gives effect to dilutive options, warrants and other common stock equivalents for the period. There was no potential common stock for the years ended December 31, 2004 or December 31, 2003.


 10.  COMMON  STOCK:

     At December 31, 2004 and 2003, common stock and additional paid-in capital consisted of the following:


                                                                     Additional
                                                                        Paid-in
                                                  Common  Stock         Capital
                                                 ---------------       ---------
     TDLM:
         Common  stock  -  $1.00  par  value;
         authorized, issued  and  outstanding
         10,000  shares                                $10,000          $19,000

     Tulip:
         Common  stock  -  $1.00  par  value;
         authorized issued  and  outstanding
         10,000  shares                                10,000             9,000
                                                     ---------         ---------
                                                      $20,000           $28,000